Exhibit 99.1

Colon Cancer Screening Guidelines September 2006 Meeting Concluded;
No Final Decision Made Regarding Any New or Existing Technology

MARLBOROUGH, Mass.—(BUSINESS WIRE)—September 22, 2006—EXACT Sciences Corporation (Nasdaq: EXAS) announced today that it has been informed that the American Cancer Society and the Multi-Society Task Force (ACS-MSTF) will continue its deliberations regarding revised colorectal cancer screening guidelines and that no final guidelines decisions on any technology were made at the meeting of the ACS-MSTF held on September 18-19, 2006 in Washington, DC.  This meeting was the second in a series of meetings convened to discuss revised guidelines pertaining to new and existing technologies, including stool DNA testing, computed tomographic colonography (i.e., ‘virtual colonoscopy’), traditional colonoscopy, flexible sigmoidoscopy, double contrast barium enema, and new and existing approaches to detect blood in stool (i.e., guaiac- and immunochemical-FOBT).

“Having commenced its technology review in June, it was our understanding that the ACS-MSTF would complete its deliberations at the September meeting with the intention of issuing final recommendations on screening guidelines, following its review of endoscopic and radiologic screening approaches,” stated Don Hardison, Chief Executive Officer of EXACT Sciences Corporation.  “Based on discussions with the ACS yesterday, we understand that the Committee’s deliberations regarding all technologies will continue.  We believe that it is the still the intention of ACS-MSTF to develop and submit a manuscript for publication that contains the revised guidelines following the completion of its deliberations.”

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer. Certain of its technologies have been licensed to Laboratory Corporation of America Holdings (LabCorp) for a stool-based DNA screening assay for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. PreGen-Plus(TM) has not been approved or cleared by the Food & Drug Administration.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its ability to satisfy the informational and other requirements of the American Cancer Society and U.S. Multi-Society Task Force on Colorectal Cancer in a timely manner, if at all. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the clinical performance and market acceptance of its technologies; the inclusion of stool-based DNA screening in cancer screening guidelines; the number of people who decide to be screened for colorectal cancer using stool-based DNA screening; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; and the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC.

CONTACT: EXACT Sciences Corporation
Don Hardison, 508-683-1270
dhardison@exactsciences.com
or
Media:
Rob Kloppenburg
Fleishman-Hillard
(617) 692-0504
kloppenr@fleishman.com

SOURCE: EXACT Sciences Corporation